EX. 10.01
THE E.W. SCRIPPS COMPANY
2010 LONG-TERM INCENTIVE PLAN
(Amended and Restated as of May 6, 2019)

1.     Establishment, Purpose, Duration.
(a)    The E.W. Scripps Company, an Ohio corporation (the “Company”), established The E. W. Scripps Company 2010 Long-Term Incentive Plan (the “Plan”), effective as of May 13, 2010 (the “Effective Date”). The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Shares, Performance Units, Other Stock-Based Awards, Purchase Rights and Dividend Equivalents. Definitions of capitalized terms used in the Plan are contained in Section 2 of the Plan. The Plan, as previously amended and restated as of February 24, 2015, is hereby amended and restated, as set forth herein, as of May 6, 2019 (the “2019 Restatement Date”) subject to the approval by holders of the common voting shares of the Company.
(b)    The purpose of the Plan is to attract and retain Directors, officers and other key employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.
(c)    No Award may be granted under the Plan after the day immediately preceding the fifth (5th) anniversary of the 2019 Restatement Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.
(d)    The E. W. Scripps Company 1997 Long-Term Incentive Plan, as amended (the “1997 Plan”) terminated in its entirety effective immediately after the Effective Date; provided that all outstanding awards under the 1997 Plan as of the date of the Effective Date shall remain outstanding and shall be administered and settled in accordance with the provisions of the 1997 Plan.
2.     Definitions. As used in the Plan, the following definitions shall apply.
“1997 Plan” has the meaning given such term in Section 1(a) of the Plan.
“Affiliate” means any Person controlling or under common control with the Company or any Person of which the Company directly or indirectly has Beneficial Ownership of securities having a majority of the voting power.
“Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

“Award” means a Nonqualified Stock Option, Incentive Stock Option, SAR, Restricted Shares Award, Restricted Share Unit, Performance Share, Performance Unit, Other Stock-Based Award, Purchase Right, or Dividend Equivalent granted pursuant to the terms and conditions of the Plan.
“Award Agreement” means either: (a) an agreement, either in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (b) a statement, either in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.
“Beneficial Ownership” and “Beneficial Owner” have the meanings given such terms in Rule 13d-3 promulgated under the Exchange Act.
“Board” means the Board of Directors of the Company.
“Cause” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in (a) the employment agreement, if any, between the Participant and the Company or Subsidiary, or (b) if during the applicable severance protection period, the severance plan, or if applicable the change in control severance plan, covering the Participant and the Company or Subsidiary. If the Participant is not a party to an employment agreement or severance plan with the Company or a Subsidiary in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean: (x) commission of a felony or an act or series of acts that results in material injury to the business or reputation of the Company or any Subsidiary; (y) willful failure to perform duties of employment or service, if such failure has not been cured in all material respects within twenty (20) days after the Company or any Subsidiary, as applicable, gives notice thereof; or (z) breach of any material term, provision or condition of employment or service, which breach has not been cured in all material respects within twenty (20) days after the Company or any Subsidiary, as applicable, gives notice thereof.
“Change in Control” occurs when (except as may be otherwise prescribed by the Committee in an Award Agreement): (a) any Person becomes a Beneficial Owner of a majority of the outstanding common voting shares, $0.01 par value, of the Company (or shares of capital stock of the Company with comparable or unlimited voting rights), excluding, however, any person that is or becomes a party to the Scripps Family Agreement, dated October 15, 1992, as amended currently and as it may be amended from time to time in the future (the “Family Agreement”); (b) the majority of the Board consists of individuals other than Incumbent Directors; or (c) assets of the Company accounting for 90% or more of the Company’s revenues (hereinafter referred to as “substantially all of the Company’s assets”) are disposed of pursuant to a merger, consolidation, sale, or plan of liquidation and dissolution (unless the parties to the Family Agreement have Beneficial Ownership of, directly or indirectly, a controlling interest (defined as owning a majority of the voting power) in the entity surviving such merger or consolidation or acquiring such assets upon such sale or in connection with such plan of liquidation and dissolution).
“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Committee, as specified in Section 4(a) of the Plan, appointed by the Board to administer the Plan.
“Company” has the meaning given such term in Section 1(a) of the Plan and any successor thereto.
“Date of Grant” means the date as of which an Award is determined to be effective and designated in a resolution by the Committee and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee. In no event shall the Date of Grant be earlier than the Effective Date.
“Detrimental Activity” except as may be otherwise specified in a Participant’s Award Agreement, means: (a) engaging in any activity of competition, as specified in any covenant not to compete set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity; (b) engaging in any activity of solicitation, as specified in any covenant not to solicit set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity; (c) the disclosure of confidential information to anyone outside the Company or a Subsidiary, or the use in other than the Company’s or a Subsidiary’s business in violation of any covenant not to disclose set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity; (d) the violation of any development and inventions, ownership of works, or similar provision set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant; (e) Participant’s commission of any act of fraud, misappropriation or embezzlement against or in connection with the Company or any of its Subsidiaries or their respective businesses or operations, or (f) a conviction, guilty plea or plea of nolo contendere of Participant for any crime involving dishonesty or for any felony.
“Director” means any individual who is a member of the Board who is not an Employee.
“Dividend Equivalents” means the equivalent value (in cash or Shares) of dividends that would otherwise be paid on the Shares subject to an Award but that have not been issued or delivered, as described in Section 13 of the Plan.
“Effective Date” has the meaning given such term in Section 1(a) of the Plan.
“Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of

Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Law.
“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to a Stock Option.
“Fair Market Value” means, as of any date, the value of a Share determined as follows: (a) the closing sale price per Share as reported on the NASDAQ, or if there are no sales on such day, on the immediately preceding trading day during which a sale occurred; and (b) in the absence of such markets for the Shares, the Fair Market Value shall be determined by the Committee in good faith (which determination shall, to the extent applicable, be made in a manner that complies with Section 409A of the Code), and such determination shall be conclusive and binding for all purposes.
“Grant Price” means the price established at the time of grant of an SAR pursuant to Section 7 of the Plan, used to determine whether there is any payment due upon exercise of the SAR.
“Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.
“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.
“Other Stock-Based Awards” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 11 of the Plan.
“Participant” means any eligible individual as set forth in Section 5 of the Plan who holds one or more outstanding Awards.
“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.
“Performance Objectives” means the measurable performance objective or objectives established by the Committee pursuant to the Plan. Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant. The Performance Objectives may be made relative to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Objectives as compared to various stock market indices. Performance Objectives may be stated as a combination of the listed factors.
“Performance Period” means the period during which a Performance Objective must be met.

“Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 10 of the Plan.
“Performance Unit” means a bookkeeping entry that records a unit awarded pursuant to Section 10 of the Plan.
“Period of Restriction” means the period during which Restricted Shares, Restricted Share Units or Other Stock-Based Awards are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Objectives, or upon the occurrence of other events as determined by the Committee, at its discretion), as provided in Sections 8, 9 and 11 herein.
“Person” has the meaning given such term in Section 3(a)(9) of the Exchange Act, and as used in Sections 13(d) and 14(d) thereof, including a “group” (as defined in Section 13(d) of the Exchange Act).
“Plan” means The E.W. Scripps Company 2010 Long-Term Incentive Plan, as amended from time to time.
“Purchase Right” means the grant of a right to purchase Shares pursuant to Section 12 of the Plan.
“Restricted Shares” means Shares granted or sold pursuant to Section 8 of the Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has expired.
“Restricted Share Units” means a grant of the right to receive Shares or cash at the end of a specified Period of Restriction made pursuant to Section 9 of the Plan.
“SEC” means the United States Securities and Exchange Commission.
“Share” means a Class A Common Share of the Company, $0.01 par value per share, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 18 of the Plan.
“Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 7 of the Plan.
“Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6 of the Plan. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.
“Subsidiary” means a corporation, company or other entity (a) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are now or hereafter, owned or controlled, directly or indirectly, by the Company, or (b) which does not have outstanding shares or securities (as may be the case in a partnership, limited liability company, joint venture or unincorporated association), but more than fifty percent (50%) of whose ownership interest representing the right generally to make decisions for such other entity is now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Subsidiary” has the meaning given to such term in Section 424(f) of the Code, as interpreted by the regulations thereunder and Applicable Law.
“Substitute Awards” means Awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly combines.
“Ten Percent Shareholder” shall mean any Participant who owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.
3.     Shares Available Under the Plan.
(a)    The maximum number of Shares that may be issued or delivered pursuant to Awards under the Plan shall be 7 million, plus the number of Shares described in Section 3(b) of the Plan. The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 18 of the Plan. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing.
(b)    Any Shares remaining available for issuance under the 1997 Plan as of the Effective Date shall be added to the number of Shares that may be issued or delivery pursuant to the Plan as provided in Section 3(a) of the Plan and shall be available for issuance or delivery pursuant to grants of Awards under the Plan. If, on or after the Effective Date any outstanding award granted pursuant to the 1997 Plan terminates or is forfeited without having been exercised in full, or if any award granted pursuant to the 1997 Plan is settled (or can be paid only) in cash, or Shares underlying any outstanding award granted pursuant to the 1997 Plan are withheld by the Company or any Subsidiary to satisfy a tax withholding obligation, then the underlying Shares, to the extent of any such forfeiture, termination, cash settlement or withholding, shall be added to the number of Shares that may be issued or delivery pursuant to the Plan as provided in Section 3(a) of the Plan and shall be available for issuance or delivery pursuant to grants of Awards under the Plan.
(c)    If any Award granted pursuant to the Plan terminates or is forfeited without having been exercised in full, or if any Award granted pursuant to the Plan is settled (or can be paid only) in cash, then the underlying Shares, to the extent of any such forfeiture, termination or cash settlement, again shall be available for grant under the Plan and credited toward the Plan limit as set forth in Section 3(a) of the Plan. Except as may be required by reason of Section 422 and related provisions of the Code, Shares issued or delivered under the Plan as a Substitute Award or in settlement of a Substitute Award shall not reduce or be counted against the Shares available for Awards under the Plan and will not count against the Plan limit as set forth in Section 3(a) of the Plan to the extent that the rules and regulations of any stock exchange or other trading market on which the Shares are listed or traded provide an exemption from shareholder approval for assumption, substitution, conversion, adjustment, or replacement of outstanding awards in connection with mergers, acquisitions, or other corporate combinations.
(d)    Notwithstanding any other provision herein, the following Shares shall not again be available for grant as described above: (i) Shares tendered in payment of the Exercise Price of a Stock Option, (ii) Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation, and (iii) Shares that are repurchased by the Company with Stock Option proceeds. Moreover, all Shares covered by a SAR, to the extent that it is exercised and settled in Shares, and whether or not Shares are actually issued or delivered to the Participant upon exercise of the right, shall be considered issued or delivered pursuant to the Plan for purposes of Section 3(a) of the Plan.
(e)    Subject to adjustment as provided in Section 18 of the Plan, up to 4,000,000 Shares may be issued or delivered with respect to ISOs.
(f)    Subject to adjustment as provided in Section 18 of the Plan, the following limits shall apply with respect to Awards that are intended to qualify for the Performance-Based Exception:
(i)    The maximum aggregate number of Shares that may be subject to Stock Options or SARs granted in any calendar year to any one Participant shall be 2,000,000 Shares.
(ii)    The maximum aggregate number of Restricted Shares and Shares issuable or deliverable under Performance Shares, Restricted Share Units and Other Stock-Based Awards granted in any calendar year to any one Participant shall be 1,500,000 Shares.
(iii)    The maximum aggregate compensation that can be paid pursuant to Performance Units or cash-based Awards under Section 11 of the Plan granted in any calendar year to any one Participant shall be $3,000,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount.
(iv)    The maximum Dividend Equivalents that may be paid in any calendar year to any one Participant shall be $300,000 or a number of shares having an aggregate Fair Market Value not in excess of such amount.
(g)    Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (determined in accordance with applicable financial accounting rules) of all Awards granted to any Director during any single calendar year for services as a Director (excluding Awards made at the election of the Director in lieu of all or a portion of annual and committee cash retainers), taken together with any cash fees paid to such person during such calendar year, shall not exceed $300,000 with respect to any Director who is serving in a capacity other than non-executive Chairman, and $500,000 with respect to any Director who is serving as non-executive Chairman.
4.     Administration of the Plan.

(a)    The Plan shall be administered by the Compensation Committee of the Board or such other committee (the “Committee”) as the Board shall select consisting of two or more members of the Board each of whom is a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, an “outside director” under regulations promulgated under Section 162(m) of the Code, and an “independent director” under the NASDAQ rules. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.
(b)    Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Committee hereunder), and except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: select Award recipients; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate.
(c)    The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4(c)) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.
(d)    To the extent permitted by Applicable Laws, the Committee may, in its discretion, delegate to one or more Directors or Employees any of the Committee’s authority under the Plan. The acts of any such delegates shall be treated hereunder as acts of the Committee with respect to any matters so delegated.
(e)    The Committee shall have no obligation to treat Participants or eligible Participants uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees or Directors who are eligible to receive, Awards (whether or not such Participants or eligible Employees or Directors are similarly situated). All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its shareholders, Directors, Employees, and their estates and beneficiaries.
5.     Eligibility and Participation.
(a)    Each Employee and Director is eligible to participate in the Plan.

(b)    Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Directors those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Law and the amount of each Award.
(c)    Notwithstanding the foregoing provisions of this Section 5, Incentive Stock Options may be granted only to eligible Participants who are Employees of the Company (or a “parent” or “subsidiary” as defined in Section 424(e) and (f) of the Code). Eligible Participants who are Employees of a Subsidiary may be granted Stock Options or Stock Appreciation Rights under the Plan only if the Subsidiary qualifies as an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.
6.     Stock Options. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Options to Participants in such number as the Committee shall determine. Each Stock Option grant shall be evidenced by an Award Agreement and shall be subject to the following provisions:
(a)    The Award Agreement shall separately designate whether the Stock Options are intended to be Incentive Stock Options or Nonqualified Stock Options. Any Incentive Stock Option granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to comply with Section 422 of the Code.
(b)    The Award Agreement shall specify an Exercise Price for each grant of a Stock Option, which shall be at least equal to the Fair Market Value of a Share on the Date of Grant. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Exercise Price for each grant of a Stock Option shall be at least equal to one hundred ten percent (110%) of the Fair Market Value of a Share on the Date of Grant.
(c)    The Award Agreement shall specify the expiration date for each Stock Option; provided, however, that no Stock Option shall be exercisable later than the tenth (10th) anniversary of its Date of Grant. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Incentive Stock Option shall not be exercisable later than the fifth (5th) anniversary of its Date of Grant.
(d)    Subject to Section 14 of the Plan, the Award Agreement shall specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary, the Performance Objectives that must be achieved, or any other conditions that must be satisfied, before the Stock Option or installments thereof will become exercisable.
(e)    The Award Agreement shall specify whether the Exercise Price shall be payable to the Company: (i) in cash or its equivalent; (ii) subject to such terms, conditions and limitations as the Committee may prescribe, by tendering (either by actual delivery or attestation) unencumbered Shares previously acquired by the Participant exercising such Stock Option having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price; (iii) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by Applicable Laws); (iv) by any other method approved or accepted by the Committee in its sole discretion; or (v) by a combination of the foregoing methods. The Committee may limit any method of payment for administrative convenience, to comply with Applicable Laws, or otherwise.
(f)    The Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Stock Option following termination of the Participant’s employment or provision of services to the Company and/or its Subsidiaries, as the case may be.
(g)    Notwithstanding anything in this Section 6 to the contrary, Stock Options designated as ISOs shall not be eligible for treatment under the Code as ISOs, and shall instead be treated as Nonqualified Stock Options, to the extent that either (i) the aggregate Fair Market Value of Shares (determined as of the Date of Grant) with respect to which such Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Stock Options into account in the order in which they were granted; or (ii) such Stock Options otherwise remain exercisable but are not exercised within three (3) months after termination of employment (or such other period of time provided in Section 422 of the Code).
7.     Stock Appreciation Rights. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to Participants in such number as the Committee shall determine. Each SAR grant shall be evidenced by an Award Agreement and shall be subject to the following provisions:
(a)    The Award Agreement shall specify a Grant Price for each grant of a SAR. The Grant Price for a SAR shall be at least equal to the Fair Market Value of a Share on the Date of Grant.
(b)    The Award Agreement shall set forth the expiration date for each SAR; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary of its Date of Grant.
(c)    Subject to Section 14 of the Plan, the Award Agreement for a SAR shall specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary, the Performance Objectives that must be achieved, or any other conditions that must be satisfied, before the SAR or installments thereof will become exercisable.
(d)    Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the excess of the Fair Market Value of a Share on the date of exercise over the Grant Price, by (ii) the number of Shares with respect to which the SAR is exercised. The payment upon the SAR exercise shall be in cash, Shares of equivalent value, or in some combination thereof, as determined by the Committee in its sole discretion. The determination of the Committee with respect to the form of payout of SARs shall be set forth in the Award Agreement pertaining to the grant of the Award.

(e)    The Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries, as the case may be.
8.     Restricted Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant or sell Restricted Shares to Participants in such number as the Committee shall determine. Each grant or sale of Restricted Shares shall be evidenced by an Award Agreement and shall be subject to the following provisions:
(a)    Each grant or sale of Restricted Shares shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer as provided in this Section 8.
(b)    Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value per Share at the Date of Grant.
(c)    Subject to Section 14 of the Plan, the Award Agreement shall specify the Period of Restriction for each Restricted Shares grant.
(d)    During the applicable Period of Restriction, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee and set forth in the Award Agreement (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).
(e)    Unless otherwise determined by the Committee in its sole discretion and set forth in the Award Agreement, to the extent permitted or required by Applicable Law, as determined by the Committee, Participants holding Restricted Shares may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.
(f)    Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying Award.
(g)    Unless otherwise directed by the Committee, (i) all certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares, or (ii) all uncertificated Restricted Shares will be in book entry form with appropriate restrictions entered into the records of the Company’s transfer agent relating to the transfer of such Restricted Shares, and any required notice shall be provided.
(h)    The Committee may provide in an Award Agreement that the Award of Restricted Shares is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Shares Award, the Participant shall be required to file promptly a copy of such election with the Company.
9.     Restricted Share Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant or sell Restricted Share Units to Participants in such number as the Committee shall determine. Each grant or sale of Restricted Share Units shall be evidenced by an Award Agreement and shall be subject to the following provisions:
(a)    Each such grant or sale of Restricted Share Units shall constitute the agreement by the Company to issue or deliver Shares to the Participant following the end of the Period of Restriction in consideration of the performance of services.
(b)    Each such grant or sale of Restricted Share Units may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value per Share at the Date of Grant.
(c)    Subject to Section 14 of the Plan, the Award Agreement shall specify the Period of Restriction for each Restricted Share Unit grant.
(d)    Each Award Agreement shall set forth the payment date for the Restricted Share Units, which date shall not be earlier than the end of the applicable Period of Restriction.
(e)    The Award Agreement shall specify whether the Company shall pay earned Restricted Share Units by issuance or delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof).
10.     Performance Shares and Performance Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Shares or Performance Units to Participants in such number as the Committee shall determine. Each grant of Performance Shares or Performance Units shall be evidenced by an Award Agreement and shall be subject to the following provisions:
(a)    Each Performance Unit shall have an initial dollar value determined by the Committee. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant. The Committee shall set Performance Objectives in its sole discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units or Performance Shares that will be paid to the Participant.
(b)    Subject to Section 14 of the Plan, the Award Agreement shall specify the Performance Period for each grant of Performance Shares and Performance Units.
(c)    Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive payout on the value and number of Performance Units or Performance Shares earned by the Participant over the Performance Period, based on the extent to which the corresponding Performance Objectives have been achieved.
(d)    Each Award Agreement shall set forth the date for settlement of the Performance Shares and Performance Units, which date shall not be earlier than the end of the Performance Period and following the Committee’s determination of the achievement of applicable Performance Objectives and related goals established by the Committee.
(e)    The Award Agreement shall specify whether the earned Performance Shares and earned Performance Units shall be paid by the Company by issuance or delivery of Shares, Restricted Shares or Restricted Share Units or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof).
11.     Other Stock-Based Awards.
(a)    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant or sell Other Stock-Based Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of, the Company. The Committee shall determine the terms and conditions of such awards, including the Period of Restriction, if applicable. Shares issued or delivered pursuant to an award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other awards, notes or other property, as the Committee shall determine.
(b)    Cash awards, as an element of or supplement to any other Award granted under the Plan, may also be granted pursuant to this Section 11.
(c)    Subject to Section 14 of the Plan, the Committee is authorized to grant Shares purely as a “bonus” and not subject to any restrictions or conditions, or to grant Shares or other Awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.
12.Employee Stock Purchase Sub-Plan Subject to the terms and conditions of the Plan, the Committee may, at any time and from time to time, grant Purchase Rights on the terms, and subject to the conditions, of the Employee Stock Purchase Sub-Plan attached as Exhibit A.
13.Dividend Equivalents. At the discretion of the Committee, Awards granted pursuant to the Plan may provide Participants with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participants, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish. No Dividend Equivalents shall relate to Shares underlying a Stock Option or SAR unless such Dividend Equivalent rights are explicitly set forth as a separate arrangement and do not cause any such Stock Option or SAR to be subject to Section 409A of the Code. Except as provided by the Committee in connection with a Change in Control or the termination of a Participant’s employment or service with the Company or a Subsidiary, any Dividend Equivalents with respect to any Award that vest based on the achievement of Performance Objectives shall be accumulated until such Award is earned, and such Dividend Equivalents shall not be paid if the Performance Objectives are not satisfied.
14.Minimum Vesting Requirements. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, any (i) Awards granted pursuant to Section 12 of the Plan, (ii) Shares delivered in lieu of fully vested cash Awards or deferred compensation obligations related to Director fees, (iii) Substitute Awards, and (iv) Awards to Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of shareholders (provided that such vesting period may not be less than fifty (50) weeks after grant)); provided, however, that the Committee may grant Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the total number of Shares remaining available for issuance under the Plan under Section 3(b) as of the Restatement Date (subject to adjustment under Section 18); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability, other termination of employment or a Change in Control, in the terms of the Award or otherwise.
15.     Compliance with Section 409A. Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section 15): (a) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (b) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The

Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.
16.     Compliance with Section 162(m).
(a)    The Committee may specify that the granting, vesting or payment of an Award will be conditioned upon the degree of attainment of one or more Performance Objectives. If the Award is intended to qualify for the Performance-Based Exception, then the Performance Objectives shall be based on specified levels of or growth in one or more of the following criteria and the Performance Objectives with respect to other Awards shall be based on such criteria as determined by the Committee in its discretion, which may include (but shall not be limited to) the following criteria: earnings per share; segment profit; gross margin; operating or other expenses; earnings before interest and taxes (“EBIT”), earnings before interest, taxes, depreciation and amortization; free cash flow; net income; return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity); stock price appreciation; viewer ratings or impressions; online revenue; online segment profit; website traffic; market share; and revenue.
(b)    The Performance Period for any Award that is intended to qualify for the Performance-Based Exception shall be specified in the Award Agreement. The Performance Objectives shall be established not later than ninety (90) days after the beginning of the Performance Period or, if earlier, by the date which is no later than the date that twenty five percent (25%) of the applicable Performance Period has elapsed.
(c)    Notwithstanding any other provision of the Plan, payment or vesting of any Award that is intended to qualify for the Performance-Based Exception shall not be made until the Committee certifies in writing that the applicable Performance Objectives and any other material terms of such Award were in fact satisfied in a manner conforming to applicable regulations under Section 162(m) of the Code. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated Performance Objectives for an Award intended to qualify for the Performance-Based Exception, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated Performance Objectives.
17.     Transferability.
(a)    Except as otherwise determined by the Committee pursuant to the provisions of Section 17(c) of the Plan, no Award or Dividend Equivalents paid with respect to an Award made under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award. Except as otherwise determined by the Committee, Stock Options and SARs will be exercisable during a Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.
(b)    The Committee may specify in an Award Agreement that part or all of the Shares that are to be issued or delivered by the Company upon the exercise of Stock Options or SARs, upon the termination of the Period of Restriction applicable to Restricted Shares or Restricted Share Units or upon payment under any grant of Performance Shares or Performance Units will be subject to further restrictions on transfer.
(c)    Notwithstanding Section 17(a) of the Plan, the Committee may determine that Awards (other than Incentive Stock Options) may be transferable by a Participant, without payment of consideration therefor by the transferee, only to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933, or any successor provision) of the Participant; provided, however, that (i) no such transfer shall be effective unless reasonable prior notice (as specified by the Committee and set forth in the Award Agreement) thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Board or the Committee, and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.
18.     Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation), such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the numbers of Shares specified in Section 3 of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the Exercise Price, Grant Price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 18 that would (a) cause any Stock Option intended to qualify as an ISO to fail to so qualify; (b) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or (c) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.
19.     Fractional Shares. The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Committee, fractional shares shall be settled in cash.
20.     Withholding Taxes. To the extent required by Applicable Law, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of a Stock Option or SAR exercise, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of the Stock Option or SAR or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a Fair Market Value equal to the minimum amount required to be withheld or paid (or, if permitted by the Company, such higher amount that will not result in adverse accounting consequences for the Company or a Subsidiary). Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.
21.     Foreign Employees. In order to facilitate the making of any Award or combination of Awards under the Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Corporate Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.
22.     Change in Control.
(a)    Except as otherwise provided in a Participant’s Award Agreement or pursuant to Section 22(b) of the Plan, upon the occurrence of a Change in Control, unless otherwise specifically prohibited under Applicable Laws:
(i)    any and all outstanding Stock Options and SARs granted hereunder shall become immediately vested and exercisable and shall remain exercisable for the full duration of their term;
(ii)    any Period of Restriction or other restriction imposed on Restricted Shares, Restricted Share Units, and Other Stock-Based Awards shall immediately lapse; and
(iii)    any and all Performance Shares, Performance Units and other Awards (if performance-based) shall immediately vest in full at the target level.
(b)    In connection with a Change in Control, the Committee may, in its sole discretion, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change in Control, provide that any outstanding Award (or a portion thereof) shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment in cash in an amount based on the Fair Market Value of the Shares subject to the Award (less any Exercise Price or Grant Price), which amount may be zero (0) if applicable.
23.     Detrimental Activity; Forfeiture and Recoupment.
(a)    If the Committee determines a Participant has engaged in any Detrimental Activity, either during service with the Company or a Subsidiary or after termination of such service, then, promptly upon receiving notice of the Committee’s determination, the Participant shall:
(i)    forfeit all Awards granted under the Plan to the extent then held by the Participant;
(ii)    return to the Company or the Subsidiary all Shares that the Participant has not disposed of that had been acquired within two (2) years prior to the date of the Participant’s initial commencement of the Detrimental Activity, in exchange for payment by the Company or the Subsidiary of any amount actually paid therefor by the Participant; and
(iii)    with respect to any Shares acquired within two (2) years prior to the date of the Participant’s initial commencement of the Detrimental Activity pursuant to Awards granted under the Plan that were disposed of, pay to the Company or the Subsidiary, in cash, the excess, if any, of: (A) the Fair Market Value of the Shares on the date acquired, over (B) any amount actually paid by the Participant for the Shares.
(b)    To the extent that such amounts are not immediately returned or paid to the Company as provided herein, the Company may, to the extent permitted by law, seek other remedies, including a set-off of the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant for any reason, including, without limitation, wages, or vacation pay or other benefits; provided, however, that, except to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4), such set-off shall not apply to amounts that are “deferred compensation” within the meaning of Section 409A of the Code.
(c)    Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company, including any such policy that may be adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the SEC or applicable securities exchange.
24.     Amendment, Modification and Termination.
(a)    The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires shareholder approval in order for the Plan to continue to comply with the NASDAQ rules or any rule promulgated by the SEC or any other securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

(b)    The Committee may in its sole discretion at any time (i) provide that all or a portion of a Participant’s Stock Options, SARs, and other Awards in the nature of rights that may be exercised become fully or partially exercisable; (ii) provide that all or a part of the Period of Restriction or other time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare. Unless otherwise determined by the Committee, any such adjustment that is made with respect to an Award that is intended to qualify for the Performance-Based Exception shall be made at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception. Additionally, the Committee shall not make any adjustment pursuant to this Section 24(b) that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A; or that would cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.
(c)    Except for adjustments made pursuant to Section 18 of the Plan, the Board or the Committee will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Stock Option or SAR to reduce the Exercise Price or Grant Price, respectively. No Stock Option or SAR will be cancelled and replaced with awards having a lower Exercise Price or Grant Price, respectively, or for another Award, or for cash without further approval of the shareholders of the Company, except as provided in Section 18 of the Plan. Furthermore, no Stock Option or SAR will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the shareholders of the Company. This Section 24(c) is intended to prohibit the repricing of “underwater” Stock Options or SARs without shareholder approval and will not be construed to prohibit the adjustments provided for in Section 18 of the Plan.
(d)    Notwithstanding any other provision of the Plan to the contrary (other than Sections 18, 22(b) and 24(e) of the Plan), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award. Notwithstanding the preceding sentence, any ISO granted under the Plan may be modified by the Committee to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code.
(e)    Notwithstanding any other provision of the Plan to the contrary, the Committee shall be authorized to make minor or administrative amendments to the Plan and may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future Applicable Law (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated there under.
25.     Applicable Laws. The obligations of the Company with respect to Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required. The Plan and each Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, Participants are deemed to submit to the exclusive jurisdiction and venue of the state courts of Hamilton County, Ohio and the federal courts in the Southern District of Ohio, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.
26.     Substitute Awards for Awards Granted by Other Entities. Substitute Awards may be granted under the Plan for grants or awards held by employees of a company or entity who become Employees or Directors of the Company or a Subsidiary as a result of the acquisition, merger or consolidation of the employer company by or with the Company or a Subsidiary. Except as otherwise provided by Applicable Law and notwithstanding anything in the Plan to the contrary, the terms, provisions and benefits of the Substitute Awards so granted may vary from those set forth in or required or authorized by the Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or part, to the terms, provisions and benefits of grants or awards in substitution for which they are granted.
27.     Miscellaneous.
(a)    Except with respect to Stock Options and SARs, the Committee may permit Participants to elect to defer the issuance or delivery of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of Dividend Equivalents or interest on the deferral amounts. All elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.
(b)    The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. No Employee or Director shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.
(c)    Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(d)    If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.
(e)    By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.
(f)    No Participant or any eligible Employee or Director shall have any claim to be granted any Award under the Plan. No Participant shall have any rights as a shareholder with respect to any Shares subject to Awards granted to him or her under the Plan prior to the date as of which he or she is actually recorded as the holder of such Shares upon the stock records of the Company.
(g)    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Subsidiary unless provided otherwise in such other plan.
(h)    All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award agreements shall be deemed to refer to such successors.
* * * * *

EXHIBIT A
EMPLOYEE STOCK PURCHASE SUB-PLAN

1.    Purpose and Effective Date. The E.W. Scripps Company Employee Stock Purchase Sub-Plan (“Sub-Plan”) is adopted and established by the Company as a sub-plan under The E.W. Scripps Company 2010 Long-Term Incentive Plan (the “Plan”) and shall at all times be subject to the terms and conditions of the Plan. The purpose of the Sub-Plan is to facilitate the purchase of Shares by Eligible Employees through Purchase Rights upon the terms, and subject to the conditions, set forth below and in the Plan.
2.    Definitions. Capitalized terms used in the Sub-Plan but not defined herein shall have the same meanings as defined in the Plan. In addition to those terms and the terms defined in Section 1 of the Sub-Plan, the following terms shall have the meanings hereinafter set forth, unless a different meaning is clearly required by the context:
“Account” shall mean the individual account established by the Agent for each Sub-Plan Participant for purposes of accounting for and/or holding each Sub-Plan Participant’s Shares, dividends and distributions, and shall include any amounts credited to the Sub-Plan Participant’s Account under The E.W. Scripps Company Employee Stock Purchase Plan dated as of May 8, 2008, which previously expired pursuant to its terms.
“Act” shall mean the Securities Act of 1933.
“Administrator” shall mean the Vice President, Human Resource Operations or equivalent title of the Company, subject to the general control of, and superseding action by, the Committee.
“Agent” shall mean the bank, brokerage firm, financial institution, or other entity or person(s) engaged, retained or appointed to act as the agent of the Employer and of the Sub-Plan Participants.
“Closing Value” shall mean, as of a particular date, the value of a Share determined by the closing sales price for such Share (or the closing bid, if no sales were reported) as quoted on the NASDAQ for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.
“Compensation” shall mean regular base salary or wages, shift differential, commissions (as paid) and draw actually received as of a particular pay date, including any amounts not paid to an Employee pursuant to an election under Code Sections 125 and 401(k). Compensation shall not include any deferred compensation, bonuses, overtime, severance or dismissal pay, cost-of-living allowances, or any extraordinary pay, or any compensation after an Employee’s last day of work except for purposes of Section 6(b) of the Sub-Plan.
“Designated Subsidiaries” shall mean each Subsidiary, unless specifically excluded from participation in the Sub-Plan by the Board.

“Eligible Employee” means any Employee who (1) is regularly scheduled to work at least twenty (20) hours per week, (2) is customarily employed for at least five (5) months each calendar year, (3) is not a member of a collective bargaining unit unless the collective bargaining agreement covering such person specifically provides for eligibility to participate in this Sub-Plan, and (4) is not designated as ineligible to participate in the Sub-Plan by the Administrator.
“Employee” means any person who performs services as a common law employee of the Employer, and does not include “leased employees”, as that term is defined under Section 414(n) of the Code, or other individuals providing services to the Employer in a capacity as an independent contractor.
“Employer” means, individually and collectively, the Company and the Designated Subsidiaries.
“Enrollment Period” shall mean the one (1) month period ending on the 15th day of the calendar month preceding an Offering Period during which Eligible Employees may elect to participate in the Sub-Plan with respect to such Offering Period, i.e., for the first quarter of a year, the Enrollment Period would be November 15 through December 15.
“Offering Period” shall mean the one (1) calendar quarter period during which Sub-Plan Participants authorize payroll deductions to fund the purchase of Shares on their behalf under the Sub-Plan. The first Offering Period shall commence on the date specified by the Committee in its sole discretion.
“Plan Year” shall mean the calendar year.
“Purchase Price” shall mean, for each Share purchased in accordance with Section 4 of the Sub-Plan, an amount equal to the lesser of (1) ninety percent (90%) of the Closing Value of a Share on the first Trading Day of each Offering Period, or the earliest date thereafter as is administratively feasible (which for Sub-Plan purposes shall be deemed to be the date the Purchase Right was granted to each Eligible Employee who is, or elects to become, a Sub-Plan Participant); or (2) ninety percent (90%) of the Closing Value of such Share on the last Trading Day of the Offering Period, or the earliest date thereafter as is administratively feasible (which for Sub-Plan purposes shall be deemed to be the date each Purchase Right was exercised).
“Sub-Plan” shall have the meaning set forth in Section 1.
“Sub-Plan Participant” means any Eligible Employee who has elected to participate in the Sub-Plan for an Offering Period by authorizing payroll deductions and entering into a written subscription agreement with an Employer or the Administrator during the Enrollment Period for such Offering Period.
“Trading Day” shall mean a day on which national stock exchanges and the NASDAQ are open for trading.
3.    Eligible Employees

a.    In General. Participation in the Sub-Plan is voluntary. All Eligible Employees of an Employer are eligible to participate in the Sub-Plan as of a date specified by the Administrator or the Committee. Each Eligible Employee who is a Sub-Plan Participant shall have the same rights and privileges as every other Eligible Employee who is a Sub-Plan Participant, and only Eligible Employees of an Employer satisfying the applicable requirements of the Sub-Plan will be entitled to be a Sub-Plan Participant.
b.    Limitations on Purchase Rights. An Employee who otherwise is an Eligible Employee shall not be entitled to purchase Shares under the Sub-Plan if (1) such purchase would cause such Eligible Employee to own Shares (including any Shares which would be owned if such Eligible Employee purchased all of the Shares made available for purchase by such Eligible Employee under all Purchase Rights then held by such Eligible Employee, whether or not then exercisable) representing five percent (5%) or more of the total combined voting power or value of each class of stock of the Company or any Subsidiary; or (2) such purchase would cause such Eligible Employee to have rights to purchase more than $25,000 of Shares under the Sub-Plan (and under all employee stock purchase plans of the Company and its Subsidiary corporations which qualify for treatment under Section 423 of the Code) for any calendar year in which Purchase Rights are outstanding (based on the Closing Value of such Shares, determined as of the date such rights are granted and can first be exercised hereunder). For purposes of clause (1) of this paragraph (b), the attribution rules set forth in Section 424(d) of the Code and related regulations shall apply. For purposes of applying the $25,000 limitation, the number of Shares covered by one Purchase Right may not be carried over to any other Purchase Right.
4.    Enrollment and Offering Periods
a.    Enrolling in the Sub-Plan. To participate in the Sub-Plan, an Eligible Employee must enroll in the Sub-Plan in accordance with procedures established by the Administrator. Enrollment for a given Offering Period will take place during the Enrollment Period for such Offering Period.
b.    The Three-Month Offering Period. Any Employee who is an Eligible Employee and who desires to purchase Shares hereunder must file with the Administrator or Employer an authorization for payroll deduction and a subscription agreement during an Enrollment Period. Such authorization shall be effective for the Offering Period immediately following such Enrollment Period. Each Offering Period shall last for three (3) calendar months, commencing on the first day (or the First Trading Day) of the calendar quarter and ending on the last day (or the last Trading Day) of the calendar quarter. There shall be four (4) Offering Periods each Sub-Plan Year during the term of this Sub-Plan. On the first day (or the First Trading Day) of each Offering Period each Sub-Plan Participant shall be granted a Purchase Right under the Sub-Plan and such right shall last only for three (3) months, i.e., it shall expire at the end of the Offering Period for which it was granted.
c.    Changing Enrollment. The offering of Shares pursuant to the Sub-Plan shall occur only during an Offering Period and shall be made only to Sub-Plan Participants. Once enrolled, a Sub-Plan Participant shall continue to participate in the Sub-Plan for each succeeding Offering Period until he or she terminates his or her participation by revoking his or her payroll deduction authorization or ceases to be an Eligible Employee. Once a Sub-Plan Participant has elected to participate under the Sub-Plan, that Sub-Plan Participant’s payroll deduction authorization and subscription agreement shall apply to all subsequent Offering Periods unless and until the Sub-Plan Participant ceases to be an Eligible Employee, modifies or terminates said authorization and/or agreement or withdraws from the Sub-Plan. If a Sub-Plan Participant desires to change his or her rate of contribution, he or she may do so effective for the next Offering Period by filing a new authorization for payroll deduction and/or subscription agreement with the Administrator or Employer during the Enrollment Period immediately preceding such Offering Period, in accordance with rules and procedures established by the Administrator.
5.    Use of Funds. All payroll deductions received or held by an Employer under the Sub-Plan may be used by the Employer for any corporate purpose, and the Employer shall not be obligated to segregate such payroll deductions. Any amounts held by an Employer or other party holding amounts in connection with or as a result of payroll withholding made pursuant to the Sub-Plan and pending the purchase of Shares hereunder shall be considered a non-interest-bearing, unsecured indebtedness extended to the Employer or other party by the Sub-Plan Participants.
6.    Amount of Contribution; Method of Payment
a.    Payroll Withholding. Except as otherwise specifically provided herein, the Purchase Price will be payable by each Sub-Plan Participant by means of payroll withholding. The withholding shall be in increments of one percent (1%). The minimum withholding permitted shall be an amount equal to one percent (1%) of a Sub-Plan Participant’s Compensation and the maximum withholding shall be an amount equal to ten percent (10%) of a Sub-Plan Participant’s Compensation. In any event, the total withholding permitted to be made by any Sub-Plan Participant for a Plan Year shall be limited to the sum of $22,500. The actual percentage of Compensation to be deducted shall be specified by a Sub-Plan Participant in his or her authorization for payroll withholding. Sub-Plan Participants may not deposit any separate cash payments into their Accounts.
b.    Application of Withholding Rules. Payroll withholding will commence with the first paycheck issued during the Offering Period and will continue with each paycheck throughout the entire Offering Period, except for pay periods for which such Sub-Plan Participant receives no compensation (e.g., uncompensated personal leave, leave of absence, etc.). A pay period which overlaps Offering Periods will be credited in its entirety to the Offering Period in which it is paid. Payroll withholding shall be retained by the Employer or other party responsible for making such payment to the Sub-Plan Participant, until applied to the purchase of Shares as described in Section 7 of the Sub-Plan and the satisfaction of any related federal, state or local withholding obligations (including any employment tax obligations), or until returned to such Sub-Plan Participant in connection with a withdrawal from the Sub-Plan or a revocation of authorization described in Section 11 of the Sub-Plan.
At the time the Shares are purchased, or at the time some or all of the Shares issued under the Sub-Plan are disposed of, Sub-Plan Participants must make adequate provision for the Employer’s federal, state, local or other tax withholding obligations (including employment taxes), if any, which arise upon the purchase or disposition of the Shares. At any time, the Employer may, but shall not be obligated to, withhold from each Sub-Plan Participant’s Compensation the amount necessary for the Employer to meet applicable withholding obligations, including any withholding required to make available to the Employer any tax deductions or benefits attributable to the sale or early disposition of Shares by the Sub-Plan Participant. Each Sub-Plan Participant, as a condition of participating under the Sub-Plan, shall agree to bear responsibility for all federal, state, and local income taxes required to be withheld from his or her Compensation as well as the Sub-Plan Participant’s portion of FICA (both the OASDI and Medicare components) with respect to any Compensation arising on account of the purchase or disposition of Shares. The Employer may increase income and/or employment tax withholding on a Sub-Plan Participant’s Compensation after the purchase or disposition of Shares in order to comply with federal, state and local tax laws, and each Sub-Plan Participant shall agree to sign any and all appropriate documents to facilitate such withholding.
7.    Purchasing, Transferring Shares
a.    Maintenance of Account. Upon enrollment in the Sub-Plan by a Sub-Plan Participant and upon receipt by the Agent of such data as it requires, the Agent shall establish a Sub-Plan Account in the name of such Sub-Plan Participant. At the close of each Offering Period, the aggregate amount deducted during such Offering Period by the Employer from a Sub-Plan Participant’s Compensation (and credited to a non-interest-bearing account maintained by the Employer or other party for bookkeeping purposes) will be communicated by the Employer to the Agent and shall thereupon be credited by the Agent to such Sub-Plan Participant’s Account (unless the Sub-Plan Participant has given written notice to the Administrator of his or her withdrawal or revocation of authorization, prior to the date such communication is made). As of the last day of each Offering Period, or as soon thereafter as is administratively feasible, the Agent will automatically purchase Shares on behalf of each Sub-Plan Participant with respect to those amounts reported to the Agent by the Administrator or Employer as creditable to that Sub-Plan Participant’s Account. On the date of purchase of such Shares, the amount then credited to the Sub-Plan Participant’s Account for the purpose of purchasing Shares hereunder will be divided by the Purchase Price and there shall be transferred to the Sub-Plan Participant’s Account by the Agent the number of whole Shares which results (with any remaining cash amounts returned to the Sub-Plan Participant as soon as administratively feasible, as no fractional Shares shall be purchased under the Sub-Plan). Any Shares purchased under this Sub-Plan shall be funded by, and shall reduce, the Share reserve of Section 3(a) of the Plan.
b.    Insufficient Number of Available Shares. In the event the number of Shares to be purchased by Sub-Plan Participants during any Offering Period exceeds the number of Shares available for sale under the Sub-Plan, the number of Shares actually available for sale hereunder shall be limited to the remaining number of Shares authorized for sale under the Sub-Plan and shall be allocated in accordance with the Company’s instructions by the Agent among the Sub-Plan Participants in proportion to each Sub-Plan Participant’s Compensation during the Offering Period over the total Compensation of all Sub-Plan Participants during the Offering Period. Any excess amounts withheld and credited to Sub-Plan Participants’ Accounts then shall be returned to the Sub-Plan Participants as soon as is administratively feasible.

c.    Handling Excess Shares. In the event that the number of Shares which would be credited to any Sub-Plan Participant’s Account in any Offering Period exceeds the limit specified in Section 3(b) of the Sub-Plan, such Sub-Plan Participant’s Account shall be credited with the maximum number of Shares permissible, and the remaining amounts will be refunded in cash as soon as administratively practicable.
d.    Status Reports. Statements of each Sub-Plan Participant’s Account shall be given to participating Employees at least quarterly. The statements shall set forth the Purchase Price and the number of Shares purchased. The Agent shall hold in its name, or in the name of its nominee, all Shares so purchased and allocated. No certificate will be issued to a Sub-Plan Participant for Shares held in his or her Account unless he or she so requests in writing or unless such Sub-Plan Participant’s active participation in the Sub-Plan is terminated due to death, disability, separation from service or retirement.
e.    In-Service Share Distributions. A Sub-Plan Participant may request that a certificate for all or part of the full Shares held in his or her Account be sent to him or her after the relevant Shares have been purchased and allocated. All such requests must be submitted to the Agent. No certificate for a fractional Share will be issued; the fair value of fractional Shares, as determined pursuant to the Sub-Plan on the date of withdrawal of all Shares credited to a Sub-Plan Participant’s Account, shall be paid in cash to such Sub-Plan Participant. The Sub-Plan may impose a reasonable charge, to be paid by the Sub-Plan Participant, for each stock certificate so issued prior to the date active participation in the Sub-Plan ceases; such charge shall be paid by the Sub-Plan Participant to the Administrator or Employer prior to the date any distribution of a certificate evidencing ownership of such Shares occurs.
8.    Dividends and Other Distributions
a.    Reinvestment of Dividends. Cash dividends and other cash distributions received by the Agent on Shares held in its custody hereunder will be credited to the Accounts of individual Sub-Plan Participants in accordance with their interests in the Shares with respect to which such dividends or distributions are paid or made, and will be paid to the Sub-Plan Participant as soon as administratively feasible, unless the Sub-Plan Participant makes an election to reinvest the cash dividends or other cash distributions in accordance with procedures established by the Administrator, in which case the amounts will be applied, as soon as practical after the receipt thereof by the Agent, to the purchase in the open market or otherwise at prevailing market prices of the number of whole Shares capable of being purchased with such funds, after deduction of any bank service fees, brokerage charges, transfer taxes, and any other transaction fee, expense or cost payable in connection with the purchase of such shares and not otherwise paid by the Employer (with any remaining cash amounts returned to the Sub-Plan Participant as soon as administratively feasible, as no fractional Shares shall be purchased under the Sub-Plan).
b.    Shares to Be Held in Agent’s Name. All purchases of Shares made pursuant to this Section will be made in the name of the Agent or its nominee, shall be held as provided in Section 7 of the Sub-Plan, and shall be transferred and credited to the Account(s) of the individual Sub-Plan Participant(s) to which such dividends or other distributions were credited. Dividends paid in the form of Shares will be allocated by the Agent, as and when received, with respect to

Shares held in its custody hereunder to the Accounts of individual Sub-Plan Participants in accordance with such Sub-Plan Participants’ interests in such Shares with respect to which such dividends were paid. Property, other than Shares or cash, received by the Agent as a distribution on Shares held in its custody hereunder, shall be sold by the Agent for the accounts of the Sub-Plan Participants, and the Agent shall treat the proceeds of such sale in the same manner as cash dividends received by the Agent on Shares held in its custody hereunder.
c.    Tax Responsibilities. The automatic reinvestment of dividends under the Sub-Plan will not relieve a Sub-Plan Participant (or Eligible Employee with an Account) of any income or other tax which may be due on or with respect to such dividends. The Agent shall report to each Sub-Plan Participant (or Eligible Employee with an Account) the amount of dividends credited to his or her Account.
9.    Voting of Shares. A Sub-Plan Participant shall have no interest or voting right in any Shares until such Shares have been actually purchased by the Agent in the Sub-Plan Participant’s behalf. Shares held for a Sub-Plan Participant (or Eligible Employee with an Account) in his or her Account will be voted in accordance with the Sub-Plan Participant’s (or Eligible Employee’s) express written directions. In the absence of any such directions, such Shares will not be voted.
10.    Sale of Shares. Subject to the provisions of Section 16 of the Sub-Plan, a Sub-Plan Participant may at any time, and without withdrawing from the Sub-Plan, by giving notice to the Agent, direct the Agent to sell all or part of the Shares held on behalf of the Sub-Plan Participant. Upon receipt of such a notice on which the Sub-Plan Participant’s signature is guaranteed by a bank or trust company, the Agent shall, as soon as practicable after receipt of such notice, sell such Shares in the marketplace at the prevailing market price and transmit the net proceeds of such sale (less any bank service fees, brokerage charges, transfer taxes, and any other transaction fee, expense or cost) to the Sub-Plan Participant.
11.    Withdrawals from the Sub-Plan and Revocations
a.    General Rule. A Sub-Plan Participant may at any time, by giving written notice to the Administrator or Employer, withdraw from the Sub-Plan or, without withdrawing from the Sub-Plan but by giving written notice to the Administrator or Employer, revoke his or her authorization for payroll deduction for the Offering Period in which such revocation is made.
b.    Refund of Amounts Not Used to Purchase Shares. At the time of any withdrawal or revocation under this Section, any amount deducted from payroll which has not previously been used to purchase Shares will be used to purchase Shares in accordance with Section 7(a) of the Sub-Plan.
c.    Withdrawal of Shares. Upon any withdrawal from the Sub-Plan as a result of separation from employment, as provided in Section 12 of the Sub-Plan, a Sub-Plan Participant (or his or her executor or personal administrator), shall elect to either transfer Shares to his or her own personal brokerage account or receive cash for the full number of Shares then being held in his or her Account. If the Sub-Plan Participant elects cash, the Agent shall sell such Shares in the marketplace at the prevailing market price and send the net proceeds (less any bank service fees, brokerage charges, transfer taxes, and any other transaction fee, expense or cost) to the Sub-Plan Participant. If no election is made, Sub-Plan Participant’s Shares will be sold as stated herein and net proceeds shall be sent to Sub-Plan Participant. In every case of withdrawal from the Sub-Plan, fractional Shares allocated to a Sub-Plan Participant’s Account will be paid in cash at the Closing Value of such Shares on the date such withdrawal becomes effective (or as soon thereafter as is administratively feasible). Upon any other withdrawal, the Sub-Plan Participant may elect to retain his or her Shares under the Sub-Plan until separation from employment for any reason, at which time this Section 11(c) shall apply.
12.    Separation from Employment. Separation from employment for any reason, including death, disability, termination or retirement, shall be treated as a withdrawal from the Sub-Plan, as described in Section 11 of the Sub-Plan. A service fee will not be charged for any withdrawal attributable to a separation from employment.
13.    Assignment. Neither payroll deductions credited to a Sub-Plan Participant’s account nor any Purchase Rights or Shares held under the Sub-Plan may be assigned, alienated, transferred, pledged, or otherwise disposed of in any way by a Sub-Plan Participant other than by will or the laws of descent and distribution. Any such assignment, alienation, transfer, pledge, or other disposition shall be without effect, except that the Administrator may treat such act as an election to withdraw from the Sub-Plan as described in Section 11 of the Sub-Plan. A Sub-Plan Participant’s right to purchase Shares under this Sub-Plan may be exercisable during the Sub-Plan Participant’s lifetime only by the Sub-Plan Participant.
14.    Amendment or Termination of the Sub-Plan. Subject to Section 24 of the Plan, the Board shall have the right, at any time, to amend, modify or terminate the Sub-Plan without notice; however, no Sub-Plan Participant’s outstanding subscriptions shall be adversely affected by any such amendment, modification or termination.
15.    Administration
a.    General. Subject to Section 4 of the Plan, the Sub-Plan shall be administered by the Administrator. The Administrator shall be responsible for the administration of all matters under the Sub-Plan which have not been delegated to the Agent. The Administrator shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Sub-Plan, to determine eligibility and to adjudicate all disputed claims filed under the Sub-Plan. Any rule or regulation adopted by the Administrator shall remain in full force and effect unless and until altered, amended or repealed by the Administrator. The Committee may reserve to itself any or all of the authority and responsibility of the Administrator under the Sub-Plan or may act as administrator of the Sub-Plan for any and all purposes and, in this regard, shall administer the Sub-Plan as it relates to any “Section 16 officers” of the Company.
b.    Specific Responsibilities. The Administrator’s responsibilities shall include, but shall not be limited to:
(1)    interpreting the Sub-Plan (including issues relating to the definition and application of “Compensation”);

(2)    identifying and compiling a list of persons who are Eligible Employees for an Offering Period;
(3)    identifying those Eligible Employees not entitled to subscribe for Shares during any Offering Period on account of the limitations described in Section 3(b) of the Sub-Plan; and
(4)    providing prompt notice to the Agent of the enrollment of Eligible Employees, the Shares to be credited to Sub-Plan Participants’ Accounts, and any written notices of withdrawal or revocation of authorization filed with the Administrator by individual Sub-Plan Participants.
The Administrator may from time to time adopt rules and regulations for carrying out the terms of the Sub-Plan. Interpretation or construction of any provision of the Sub-Plan by the Administrator shall be final and conclusive on all persons, absent specific and contrary action taken by the Board. Any interpretation or construction of any provision of the Sub-Plan by the Board shall be final and conclusive.
c.    Electronic or Other Media. Notwithstanding any other provision of the Sub-Plan to the contrary, including any provision that requires the use of a written instrument, the Administrator may establish procedures for the use of electronic or other media in communications and transactions between the Sub-Plan or the Agent and Sub-Plan Participants. Electronic or other media may include, but are not limited to: e-mail, the Internet, intranet systems and automated telephonic response systems.
16.    Securities Law Restrictions
Notwithstanding any provision of the Sub-Plan to the contrary:
a.    Need for Registration Statement. No Shares may be purchased under the Sub-Plan until a registration statement has been filed and become effective with respect to the issuance of the Shares covered by the Plan under the Act.
b.    Insider Restrictions. The following restrictions or provisions shall apply to Sub-Plan Participants who are “Section 16 officers” of the Company:
(1)    Any withdrawal of Shares from such a Sub-Plan Participant’s Account shall suspend the right of such Sub-Plan Participant to have Shares purchased under both the employee stock purchase feature of the Sub-Plan and the dividend reinvestment feature of the Sub-Plan, for a period of six (6) months;
(2)    Any such Sub-Plan Participant who ceases participation in the Sub-Plan or who revokes his or her authorization for payroll deduction pursuant to Section 11 of the Sub-Plan may not again participate in the Sub-Plan or authorize any additional payroll deductions, for a period of at least six (6) months;

(3)    Any certificates evidencing ownership of Shares purchased under the Sub-Plan for such a Sub-Plan Participant may be legended to disclose the restrictions set forth in this Section; and
(4)    Any such Sub-Plan Participant who wishes to withdraw or sell Shares must withdraw or sell all of such Sub-Plan Participant’s Shares under the Sub-Plan.
17.    Death. In the event of Sub-Plan Participant’s death, the Administrator or Agent shall deliver his or her Shares and/or cash under the Sub-Plan to the executor or administrator of Sub-Plan Participant’s estate.
18.    Section 409A. Notwithstanding anything contained in this Sub-Plan to the contrary, in no event shall the purchase of Shares with respect to any Offering Period occur later than March 15 of the calendar year immediately following the year in which occurs the last day of that Offering Period. This Sub-Plan is intended to comply with the short-term deferral exception to Section 409A of the Code and shall be construed, administered, and governed in a manner that effects such intent.
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